Exhibit 99.1

Doug Recker Appointed President of Duos Technologies Group

Telecommunications and Data Center veteran to further expand Duos Technologies business into digital infrastructure and fulfill growing demand for scalable Edge AI solutions

JACKSONVILLE, FL / Globe Newswire / September 15, 2025 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT) a provider of intelligent technologies and digital infrastructure solutions, today announced the appointment of Doug Recker as a Corporate Officer and President of the Company reporting to Chuck Ferry, Duos’ CEO.

Mr. Recker, a seasoned telecommunications and data center executive with over 30 years of experience, has been a driving force behind Duos’ expansion into the Edge Data Center (“EDC”) and colocation markets through the Company’s Duos Edge AI subsidiary. In his new role, he will assume broader leadership responsibilities across the organization, leveraging his expertise to advance Duos’ strategy in Edge AI, and digital infrastructure solutions. While working closely with the leadership team to expand the Company’s footprint across the digital infrastructure ecosystem, Doug will continue to oversee the design implementation and deployment of Duos Edge Data Centers, which will facilitate more robust connectivity and compute capabilities to underserved communities as well as help broaden reach for schools, hospitals, local governments, local fiber carriers, and first responder networks.

Mr. Recker is recognized as a pioneer in the data center industry. He founded Edge Presence in 2017, later acquired by Ubiquity in 2023, and previously founded Colo5 Data Centers LLC, acquired by Cologix, Inc. in 2014. Throughout his career, he has been honored with multiple accolades, including Northeast Florida’s Ultimate CEO Award, recognition in Inc. 500’s fastest-growing companies, and the BizTech Innovations Best CEO Award. He also served in the United States Marine Corps, instilling a foundation of leadership and team building that continues to guide his career.

“Our company is entering an exciting new phase of growth, guided by a management transition that reflects the natural evolution of our business,” said Chuck Ferry, CEO of Duos. “The same trusted leaders who have driven our success are stepping into elevated roles, strengthening alignment with our strategy and customer needs. Following a successful capital raise and with a growing pipeline ahead, this management transition ensures we are strategically positioned to deliver on growth. Doug’s proven expertise in building and scaling data center businesses makes him uniquely qualified to help lead Duos into its next phase of expansion.”

“I am honored to take on the role of President of Duos Technologies Group at such a pivotal time,” said Doug Recker. “With a strong foundation in place and a clear strategy for scaling our Edge Data Center initiatives, Duos is well-positioned to meet the rising demand for digital infrastructure solutions. I look forward to supporting Chuck, our team, and our investors as we drive the next phase of growth and long-term value creation.”

This appointment reflects Duos’ commitment to strengthening its leadership team with proven industry veterans as the Company executes its strategy to scale its Edge AI-powered digital infrastructure ecosystem and deliver long-term shareholder value.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiaries, Duos Technologies, Inc., Duos Edge AI, Inc., and Duos Energy Corporation, designs, develops, deploys and operates intelligent technology solutions for Machine Vision and Artificial Intelligence (“AI”) applications including real-time analysis of fast-moving vehicles, Edge Data Centers, and power consulting. For more information, visit www.duostech.com , www.duosedge.ai, and www.duosenergycorp.com.

Forward- Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts

Corporate

Fei Kwong

Director, Corporate Communications

Duos Technologies Group, Inc. (Nasdaq: DUOT)

904-652-1625

fk@duostech.com